Exhibit 3.1
THE COMPANIES ACT, 1965

PRIVATE COMPANY LIMITED BY SHARES

MALAYSIA

Memorandum
And
Articles of Association
of
JUMBO PORTFOLIO SDN. BHD.

Incorporated on the 26 JUL 2005

Company No.
704181      P
FORM II
COMPANIES ACT, 1965
~~*Section 21(2) *Section 26(1),(2)~~
~~*Section 28(9)~~ *Section 154(1)
NOTICE OF RESOLUTION
AVAGO TECHNOLOGIES (MALAYSIA) SDN. BHD.
(FORMERLY KNOWN AS JUMBO PORTFOLIO SDN. BHD.)
To the Registrar of Companies,
At a General Meeting of the members of AVAGO TECHNOLOGIES (MALAYSIA) SDN. BHD. (FORMERLY KNOWN AS JUMBO PORTFOLIO SDN. BHD.) duly convened and held at Level 18, Menara Milenium, Jalan Damanlela, Pusat Bandar Damansarn, 50490 Kuala Lumpur on the                      day of 30 NOV 2005 the ~~†special~~ /†ordinary resolution set out †below/~~† in the annexure marked with the letter “A”~~ and signed by me for purposes of identification ‡/was/~~were~~ †duly passed/†~~agreed to~~.
ORDINARY RESOLUTION NO. 1
-INCREASE IN AUTHORISED SHARE CAPITAL
“That the Authorised Share Capital of the Company be and is hereby increased from RM250,000 divided into 250,000 ordinary shares of RM1 each to RM670,100,000 divided into 670,100,00 ordinary shares of RM1 each by the creation of 669,850,000 new ordinary shares of RM1 each and such new ordinary shares when issued, shall rank pari passu in all respects with the existing ordinary shares in the capital of the Company.”

Dated this 30 NOV 2005

/s/ Kenneth Yeh-Kang Hao
DIRECTOR
KENNETH YEH-KANG HAO

Lodged by:	Intellectual Property Services Sdn. Bhd. (Company No. 238884-H)
Address:	Level 18, Menara Milenium,
Jalan Damanlela,
Pusat Bandar Damansara,
50490 Kuala Lumpur.
Telephone No.	03-2094 0999

*	Strike out whichever references to sections are inapplicable.

†	Strike out whichever is in applicable.

‡	Where the copy of the resolution is annexed, the annexure is to be endorsed as follows. — “This is the annexure marked “A” marked to in the notice of resolution signed by me on the day of 20 .

Company No.
704181       P
FORM II
COMPANIES ACT, 1965
~~*Section 21(2) *Section 26(1),(2)~~
~~*Section 28(9)~~ *Section 154(1)
NOTICE OF RESOLUTION
AVAGO TECHNOLOGIES (MALAYSIA) SDN. BHD.
(FORMERLY KNOWN AS JUMBO PORTFOLIO SDN. BHD.)
To the Registrar of Companies,
At a General Meeting of the members of AVAGO TECHNOLOGIES (MALAYSIA) SDN. BHD. (FORMERLY KNOWN AS JUMBO PORTFOLIO SDN. BHD.) duly convened and held at Level 18, Menara Milenium, Jalan Damanlela, Pusat Bandar Damansara, 50490 Kuala Lumpur on the                      day of 28 NOV 2005 the ~~†special~~ /†ordainary resolution set out †below/~~† in the annexure marked with the letter “A”~~ and signed by me for purposes of identification ‡/was/~~were~~ †duly passed/† ~~agreed to~~.
ORDINARY RESOLUTION NO. 1
-INCREASE IN AUTHORISED SHARE CAPITAL
“That the Authorised Share Capital of the Company be and is hereby increased from RM100,000 divided into 100,000 ordinary shares of RM1 each to RM250,000 divided into 250,000 ordinary shares of RM1 each by the creation of 150,000 new ordinary shares of RM1 each and such new ordinary shares when issued, shall rank pari passu in all respects with the existing ordinary shares in the capital of the Company.”

Dated this 28 NOV 2005

/s/ Kenneth Yeh-Kang Hao
DIRECTOR
KENNETH YEH-KANG HAO

Lodged by:	Intellectual Property Services Sdn. Bhd. (Company No. 238884-H)
Address:	Level 18, Menara Milenium,
Jalan Damanlela,
Pusat Bandar Damansara,
50490 Kuala Lumpur.
Telephone No.	03-2094 0999

*	Strike out whichever references to sections are inapplicable.

†	Strike out whichever is in applicable.

‡	Where the copy of the resolution is annexed, the annexure is to be endorsed as follows. — “This is the annexure marked “A” marked to in the notice of resolution signed by me on the day of 20

Suruhanjaya Syarikat Malaysia
Companies Commission of Malaysia
Companies Act, 1965
CERTIFICATE OF INCORPORATION OF PRIVATE COMPANY
[According To Section 11(2)(b)]
No. of Company:
704181      P
This is to certify that
JUMBO PORTFOLIO SDN. BHD.
is, on and from the 26th day of July 2005, incorporated under the Companies Act 1965, and that the company is a company limited by shares and that the company is a private company.
Given under my hand and seal, at Kuala Lumpur this 24th day of November 2005.

/s/ Salma Hanum Binti Ibrahim
(SALMA HANUM BINTI IBRAHIM)
Asst. Registrar Of Companies Malaysia

Suruhanjaya Syarikat Malaysia
Companies Commission of Malaysia
Companies Act, 1965
CERTIFICATE OF INCORPORATION ON CHANGE OF
NAME OF COMPANY
[Pursuant To Section 11(2)(b)]
No. of Company:
704181      P
This is to certify that
JUMBO PORTFOLIO SDN. BHD.
which was, on the 26th day of July 2005, incorporated under the Companies Act 1965, as a private company, on the 30th day of September 2005 changed its name to AVAGO TECHNOLOGIES (MALAYSIA) SDN. BHD. and that the company is a private company and is a company limited by shares.
Given under my hand and seal, at Kuala Lumpur this 24th day of November 2005.

/s/ Salma Hanum Binti Ibrahim
(SALMA HANUM BINTI IBRAHIM)
Asst. Registrar Of Companies Malaysia

(1)
THE COMPANIES ACT, 1965

PRIVATE COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION
OF
JUMBO PORTFOLIO SDN. BHD.

1.	The name of the Company is JUMBO PORTFOLIO SDN. BHD.

2.	The Registered Office of the Company will be situated in Malaysia.

3.	The objects for which the Company is established are:-
(1)	To carry on business as concessionaires and merchants and to undertake, carry on, execute all kinds of commercial trading and other operations.

(2)	To purchase for instrument or resale, and to traffic in land and house and other property of any tenure and any interest therein, and to create sell, and deal in freehold and leasehold ground rents, and to make advances upon the security of land or house or other property, or any interest therein, and generally to deal in, traffic by way of sale, lease, exchange or otherwise with land and house property and any other property whether real or personal.

(3)	To acquire and hold for investment purposes shares, stocks, debenture bonds, notes, obligations and securities and every other kind and description of movable and immovable property.

(2)
And it is hereby declared that the word “company” in this clause, except where used in reference to this Company, shall be deemed to include any partnership or other body of persons whether incorporated or unincorporated and whether domiciled in Malaysia or elsewhere, and further that the objects specified in such paragraph of this clause shall be regarded as independent objects and accordingly shall, except where otherwise expressed in any paragraph, be in no wise limited or restricted by reference to, or inference from the terms of any other paragraph or the name of the Company but may be carried out in as full and ample a manner and construed just as wide a sense as if the said paragraph defined the object of a separate distinct and independent company.
4.	All the powers as stated in the Third Schedule to the Act shall apply to the Company.

5.	The liability of the members is limited.

6.	The capital of the Company is RM100,000.00 Malaysian Currency divided into 100,000 ordinary shares of RM1/- each. The shares in the original or any increased capital may be divided into several classes and there may be attached thereto respectively any preferential, deferred or other special rights, privileges, conditions or restrictions as to dividends, capital, voting or otherwise.

7.	Subject always to the respective rights, terms and conditions mentioned in Clause 6 hereof the Company shall have power to increase or reduce the capital, to consolidate or sub-divide the shares into shares of larger or smaller amounts and to issue all or any part of the original or any additional capital as fully paid or partly paid shares, and with any special or preferential rights or privileges, or subject to any special terms or conditions and either with or without any special designation, and also from time to time to alter, modify, commute, abrogate or deal with any such rights, privileges, terms, conditions, or designations in accordance with the regulations for the time being of the Company.

(3)
     We, the several persons whose names and addresses are subscribed hereto, are desirous of being formed into a company in pursuance of this Memorandum of Association, and we respectively agree to take the number of shares in the capital of the Company set opposite to our respective names.

Number of Shares
taken by each
Names, Addresses and Descriptions of Subscribers	subscriber.
TAN WANG TIANG (f)
462, JALAN 5/46
TAMAN PETALING
46000 PETALING JAYA
SELANGOR DARUL EHSAN
NRIC: 450211-04-5048

COMPANY DIRECTOR	ONE

NG LUI KENG @ NG JOO KENG (f)
462, JALAN 5/46
TAMAN PETALING
46000 PETALING JAYA
SELANGOR DARUL EHSAN
NRIC: 480514-04-5106

COMPANY DIRECTOR	ONE

Total number of shares taken	TWO

Dated this 19 JUL 2005

Witness to the above signatures:-

NG JOO HOW FCCA
I.C. NO. 4640740 (B)
CHARTERED ACCOUNTANT
SUITE 401, 4TH FLOOR
MAGNUM PLAZA
128 JALAN PUDU
55100 KUALA LUMPUR

(4)
THE COMPANIES ACT, 1965
PRIVATE COMPANY LIMITED BY SHARES
ARTICLES OF ASSOCIATION
OF
JUMBO PORTFOLIO SDN. BHD.
TABLE A
1.	Subject as hereinafter provided, the regulations contained in Table A in the Fourth Schedule of the Companies Act, 1965 shall apply to the Company with the exception of Regulations 22, 71 and 90 of Table A.
PRIVATE COMPANY
2.	The Company is a private company, and accordingly:-
(a)	the right to transfer shares is restricted in the manner as prescribed in Table A.

(b)	the number o members of the Company (counting joint holders of shares as one person and not counting any person in the employment of the Company or of its subsidiary or any person who while previously in the employment of the Company or of its subsidiary was and thereafter has continued to be a member of the Company) shall be limited to fifty; provided that where two or more persons hold one or more shares in the Company jointly they shall for the purposes of this paragraph be treated as a single member.

(c)	any invitation to the public to subscribe for any shares in or debentures of the Company is prohibited.

(d)	any invitation to the public to deposit money with the Company for fixed periods or payable at call, whether bearing or not bearing interest, is prohibited.
DIRECTORS
3.	(a)	The number of directors shall be not less than two and not more than nine.
(b)	The first directors shall be MDM. TAN WANG TIANG and MDM. NG LUI KENG @ NG JOO KENG.

(c)	There shall be no shareholding qualification for directors.

(d)	A resolution in writing, signed by a majority of the directors for the time being entitled to receive notice of a meeting of the directors, shall be as valid and effectual as if it had been passed at a meeting of the directors duly convened and held. Any such resolution may consist of several documents in like form, each signed by one or more directors.
SECRETARY
4.	(a)	The first Secretaries shall be MR. NG HENG HOOI (MAICSA 7048492).
(b)	The office of secretary shall become vacant if the secretary resigns his office by notice in writing to the Company.
TRANSFER OF SHARES
5.	The directors may, in their absolute discretion and without assigning any reason thereof, decline to register the transfer of any share, whether or not it is a fully paid share.

(5)
     We, the several persons whose names and addresses are subscribed hereunder being subscribers hereby agree to the foregoing Articles of Association.

Names, Addresses and Descriptions of Subscribers

TAN WANG TIANG (f)
462, JALAN 5/46
TAMAN PETALING
46000 PETALING JAYA
SELANGOR DARUL EHSAN
NRIC: 450211-04-5048	COMPANY DIRECTOR

NG LUI KENG @ NG JOO KENG (f)
462, JALAN 5/46
TAMAN PETALING
46000 PETALING JAYA
SELANGOR DARUL EHSAN
NRIC: 480514-04-5106	COMPANY DIRECTOR

Dated this 19 JUL 2005
Witness to the above signatures: -

NG JOO HOW FCCA
I.C. NO. 4640740 (B)
CHARTERED ACCOUNTANT
SUITE 401, 4TH FLOOR
MAGNUM PLAZA
128 JALAN PUDU
55100 KUALA LUMPUR
LODGED BY:
NJH FORMATION SERVICES
SUITE 401, 4TH FLOOR
MAGNUM PLAZA
55100 KUALA LUMPUR
TEL: 03-2078 7100